Exhibit 99.1

Al Villalon, Investor Relations 952.417.3733 Al.Villalon@alerus.com investors.alerus.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION SELLS $172.3M OF DEBT SECURITIES AND USES PROCEEDS TO FUND LOAN GROWTH, CUT BORROWINGS

MINNEAPOLIS (December 19, 2023) – On December 15, 2023, Alerus Financial Corporation (NASDAQ: ALRS) completed the sale of $172.3 million of available-for-sale securities (“AFS”). The sale resulted in a one-time pre-tax net loss of $24.7 million. Proceeds from the sale will be reinvested into loans to new and existing clients throughout the communities the Company serves in addition to paying down borrowings. The weighted average yield on the AFS securities sold was 2.66% and the estimated time to earn back this loss is approximately 3.7 years, compared to the estimated weighted average remaining life of the AFS securities sold of 6.1 years. The restructuring has no impact on tangible capital, improves the net interest margin and positions the company for higher earnings in 2024.

President and Chief Executive Officer Katie Lorenson added, “With a strong commercial loan pipeline in the fourth quarter, we made the strategic decision to sell securities and reinvest the proceeds into higher yielding loans. Our balance sheet remains strong with robust capital and liquidity, as demonstrated by our recently announced quarterly dividend and share repurchase program authorization of up to 1 million shares. Overall, the sale moves low yielding investments off of the balance sheet to be replaced with loans to clients across the communities we serve, while positioning the company for higher returns and future book value growth.”

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to business and consumer clients through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus has banking, mortgage, and wealth management offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix and Scottsdale, Arizona. Alerus Retirement and Benefits plan administration hubs are in Minnesota, Michigan, and Colorado.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts, and projections with respect to the anticipated future performance of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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